SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 17, 2011

RUDDICK CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina (State of Incorporation)	1-6905 (Commission File Number)	56-0905940 (IRS Employer Identification No.)

301 South Tryon Street, Suite 1800

Charlotte, North Carolina 28202

(Address of principal executive offices, including zip code)

(704) 372-5404

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02.

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 17, 2011, Ruddick Corporation (the “Registrant”) held its Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, the Registrant’s shareholders approved the Ruddick Corporation 2011 Incentive Compensation Plan (the “2011 Plan”). The 2011 Plan was originally adopted by the Registrant’s Board of Directors in 2010, subject to shareholder approval.

The Ruddick Corporation 2002 Comprehensive Stock Option and Award Plan (and the Addendum thereto) and the Ruddick Corporation 2000 Comprehensive Stock Option and Award Plan (together, the “Prior Plans”) were both replaced by the 2011 Plan upon shareholder approval of the 2011 Plan. No awards will be granted under the Prior Plans, although outstanding awards previously granted under the Prior Plans will continue in effect in accordance with the terms and conditions of the Prior Plans.  The Registrant has reserved for issuance under the 2011 Plan an aggregate of 2,600,000 shares of Common Stock which may be granted in connection with incentive stock options or other types of awards.  Any shares of Common Stock allocable to options, restricted stock or other awards previously granted under the Prior Plans that are outstanding as of the date of shareholder approval of the 2011 Plan and which expire, are forfeited or otherwise terminate unexercised, shall be added to the shares reserved for issuance under the 2011 Plan and may be allocated to new incentive awards under the 2011 Plan.

The 2011 Plan authorizes a variety of types of equity-based and cash-based awards. Employees of the Registrant, including the Registrant’s principal executive officer, principal financial officer, or a named executive officer of the Registrant, may receive the following types of incentive awards under the 2011 Plan: restricted stock awards, restricted stock units, performance shares, incentive stock options, nonstatutory stock options and stock awards.  Non-employee directors and other non-employee service providers may receive restricted stock awards, restricted stock units, performance shares, nonstatutory options and stock awards.

The description in this Item 5.02 is qualified in its entirety by reference to the 2011 Plan filed as Exhibit 10.1 to this Current Report on Form 8-K.  For a more complete description of the 2011 Plan, please refer to “Proposal 2” in the Registrant’s proxy statement filed with the Securities and Exchange Commission on December 27, 2010.

ITEM 5.07

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The following are the voting results on each matter submitted to the Registrant’s shareholders at the Annual Meeting.

Proposal 1: The Registrant’s shareholders elected the following ten nominees as directors, to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified, by the following vote:

Name	For	Withheld	Broker Non-Votes
John R. Belk	38,102,468	590,567	3,194,893

John P. Derham Cato	37,963,680	729,355	3,194,893
Thomas W. Dickson	38,378,136	314,899	3,194,893
James E. S. Hynes	38,105,099	587,936	3,194,893
Anna Spangler Nelson	38,365,535	327,500	3,194,893
Bailey W. Patrick	38,026,316	666,719	3,194,893
Robert H. Spilman, Jr.	36,338,120	2,354,915	3,194,893
Harold C. Stowe	38,364,664	328,371	3,194,893
Isaiah Tidwell	38,221,707	471,328	3,194,893
William C. Warden, Jr.	38,505,307	187,728	3,194,893

Proposal 2: The Registrant’s shareholders voted to approve the Ruddick Corporation 2011 Incentive Compensation Plan, by the following vote:

For	Against	Abstentions	Broker Non-Votes
37,513,272	1,069,970	109,793	3,194,893

Proposal 3: The Registrant’s shareholders voted to approve, on an advisory (non-binding) basis, the compensation of the Registrant’s named executive officers, by the following vote:

For	Against	Abstentions	Broker Non-Votes
37,875,060	724,450	93,525	3,194,893

Proposal 4: The Registrant’s shareholders voted to approve by the following vote, on an advisory (non-binding) basis, the frequency of a shareholder vote to approve the compensation of the Registrant’s named executive officers, namely that such vote will occur once every:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
25,680,028	180,101	12,800,219	32,687	3,194,893

Proposal 5: The Registrant’s shareholders voted to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Registrant for the fiscal year ending October 2, 2011, by the following vote:

For	Against	Abstentions
41,435,293	432,796	19,839

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits.

The following exhibit is furnished herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Ruddick Corporation 2011 Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUDDICK CORPORATION

By:

/S/ JOHN B. WOODLIEF

John B. Woodlief

Vice President – Finance and Chief

   Financial Officer

Dated: February 18, 2011

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Ruddick Corporation 2011 Incentive Compensation Plan.